                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                       [AMENDMENT NO................]

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12
[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

                      Superior Surgical Mfg. Co., Inc.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]      No Fee Required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:


                ---------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:


                ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:


                ---------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:



                ---------------------------------------------------------------

         5)      Total fee paid:



                ---------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                                         --------------------------------------

         2)      Form Schedule or Registration Statement No.:
                                                             ------------------

         3)      Filing Party:
                               ------------------------------------------------

         4)      Date Filed:
                            ---------------------------------------------------

                        SUPERIOR SURGICAL MFG. CO., INC.
                            10099 Seminole Boulevard
                                 P.O. Box 4002
                            Seminole, FL 33775-0002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR SURGICAL MFG. CO., INC., (the "Company") will be held at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida, on May 8, 1998 at 10 A.M. (Local Time) for the following purposes:

         1. To elect seven (7) Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified;

         2. To consider and vote upon a proposal to approve the reincorporation of the Company through a merger of the Company into its wholly-owned subsidiary, Superior Uniform Group, Inc., a Florida corporation for the purpose of changing the state of incorporation of the Company from New York to Florida;

         3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Superior Uniform Group, Inc."

         4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year 1998; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 20, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                     By Order of the Board of Directors,

Seminole, Florida, March 27, 1998                                   ERROL PEGLER
                                                                  Asst Secretary

--------------------------------------------------------------------------------
                                  IMPORTANT
          TO ENSURE YOUR REPRESENTATION AT THIS MEETING PLEASE MARK,
                DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
                            PROMPTLY.  THANK YOU.
--------------------------------------------------------------------------------

                        SUPERIOR SURGICAL MFG. CO., INC.
                            10099 SEMINOLE BOULEVARD
                            SEMINOLE, FLORIDA  33772

                            PROXY STATEMENT FOR 1998
                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished by the Board of Directors of Superior Surgical Mfg. Co., Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1998 Annual Meeting of Stockholders, which will be held at 10:00 a.m. Local Time on May 8, 1998 at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida (the "Meeting").

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors. Shares that are not voted, either by casting a ballot in person or by returning a signed proxy, by the stockholders or brokers entitled to vote them, or through abstention, will not be considered in the final tabulation.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is March 27, 1998.


         The close of business on March 20, 1998 has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of March 20, 1998, 7,852,052 shares of the Company's common stock, par value $1.00 per share, (the "Common Stock") were issued and outstanding. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on March 20, 1998 on all matters that come before the Meeting.



                             ELECTION OF DIRECTORS

         The By-Laws of the Company set the size of the Board of Directors at not less than three (3) nor more than eight (8). The Board of Directors currently consists of seven members. Directors hold their positions until the Meeting at which time the term expires, after their respective successors are elected and qualified.

         The Board of Directors recommends that seven (7) Directors be elected at the Meeting to hold office until the Company's annual meeting in 1999 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office, or death. The Board of Directors unanimously recommends that you vote "FOR" the reelection of Gerald M. Benstock, Alan D. Schwartz, Michael Benstock, Saul Schechter, Peter Benstock, Manuel Gaetan, Ph.D. and Sidney Kirschner, as Directors, to serve the term as described above. See "Management - Directors and Executive Officers" and "Certain Transactions" for further information on such nominees. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Directors Gerald M. Benstock, Alan D. Schwartz and Saul Schechter, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

         Shareholders may vote for up to seven (7) nominees and the seven (7) nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the Directors and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

     Name                       Age                  Position
     ----                       ---                  --------
Gerald M. Benstock               67     Chairman, Chief Executive Officer, Director and a
                                        member of the Executive Committee.
Alan D. Schwartz                 47     Co-President, Director and a member of the
                                        Executive Committee.
Michael Benstock                 42     Co-President, Director and a member of the
                                        Executive Committee.
Saul Schechter                   64     Executive Vice President, Director and a member
                                        of the Executive Committee.
Peter Benstock                   36     Senior Vice President and Director.
Manuel Gaetan, Ph.D.             60     Director and a member of the Audit, Stock Option
                                        and Compensation Committees.
Sidney Kirschner                 63     Director and a member of the Audit, Stock Option
                                        and Compensation Committees.


         Gerald M. Benstock is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Benstock has served in these positions for more than the past 5 years, and prior to May 1, 1992, served as President of the Company. Mr. Benstock also has served as a Director of the Company since 1951.

         Alan D. Schwartz has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Schwartz served as Executive Vice President. Mr. Schwartz has also served as a Director of the Company since 1981.

         Michael Benstock has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Benstock served as Executive Vice President of the Company. Mr. Benstock has also been a Director of the Company since 1985.

         Saul Schechter has served as Executive Vice President for more than the past 5 years and has been a Director of the Company since 1957.

         Peter Benstock has served as Senior Vice President since February 7, 1994, formerly Vice President of the Company since May 2, 1990. Mr. Benstock has also been a Director of the Company since 1990.

         Manuel Gaetan, Ph.D., has been a Director of the Company since November 7, 1991. For more than five years, Dr. Gaetan has been President and C.E.O. of Bobbin Blenheim, Inc.

         Sidney Kirschner has been a Director of the Company since September 25, 1996. He has been President and Chief Executive Officer of Northside Hospital, Inc. since 1992. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of National Service Industries, Inc. He also currently serves as a director of American Brands, Inc.

         No family relationships exist between the Company's Directors, nominees and executive officers, except that Michael Benstock and Peter Benstock are sons of Gerald M. Benstock, and Alan D. Schwartz is his son-in-law. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

         The Board has Executive, Audit, Stock Option and Compensation Committees; it does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider any written recommendations from shareholders for positions on the Board of Directors. Nominations from shareholders should be directed in writing to the Assistant Secretary of the Company.

         The current members of the Executive Committee are Messrs. Gerald M. Benstock, Alan D. Schwartz, Michael Benstock and Saul Schechter. The current members of the Audit, Stock Option and Compensation Committees are Messrs Manuel Gaetan, Ph.D. and Sidney Kirschner.

         The Board of Directors held four meetings during 1997. Directors are compensated on the basis of $1,250 quarterly and $1,000 per meeting attended;

Directors attending Audit or Compensation Committee meetings on a day other than the day of the Directors' meeting receive $300 per meeting of such Committee.

         Directors who are full-time employees of the Company receive no extra compensation for their services as Directors.

         The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. It met four times during the year.

         The Audit Committee held two meetings in 1997. Its principal functions are: recommending to the Board of Directors engagement or discharge of independent auditors; reviewing with independent auditors plans for and results of the audit engagement; considering the degree of independence of the auditors; considering the range of audit fees; and reviewing the scope, adequacy and the results of the Company's internal auditing procedures and accounting controls.

         The Compensation Committee met once during the year. Its principal function is to make recommendations to the Board of Directors with respect to the compensation of officers and Directors.

         The Stock Option Committee met once during the year. Its principal function is to make recommendations to the Board of Directors with respect to the granting of incentive stock options to officers and key employees.

         In 1997, each incumbent Director attended a least 75% of all meetings of the Board and of each committee for which he was a member.

         See "Certain Transactions" for additional information on certain members of management.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth, as of December 31, 1997, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each Director, (iii) each executive officer and
(iv) all Directors and executive officers as a group:

                                  SECURITY OWNERSHIP

                                                     Amount and Nature of Beneficial            Percent of
Name and Address of Beneficial Owner                 Ownership(1)                                 Class
----------------------------------------------------------------------------------------------------------
Gerald M. Benstock and Mochelle A. Stettner,            1,248,208  (2)                              15.73%
as Trustees under Will of
David L. Benstock
2331 Lehigh Parkway North
Allentown, Pennsylvania 18130

Gerald M. Benstock                                        987,264  (2)(3)(7)                        12.39%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

Dimensional Fund Advisors, Inc.                           602,700  (4)                               7.59%
1299 Ocean Avenue
Santa Monica, California 90401

T. Rowe Price Associates, Inc.                            456,000  (5)                               5.75%
100 East Pratt Street
Baltimore, Maryland 21202

Ryback Management Corporation                             497,000  (6)                               6.26%
7711 Carondelet Ave., Box 16900
St. Louis, Missouri 63105

Alan D. Schwartz                                          183,356  (7)                               2.30%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

Michael Benstock                                          180,222  (7)                               2.26%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

Saul Schechter                                            168,340  (7)                               2.11%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

Peter Benstock                                            125,435  (7)                               1.58%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

Manuel Gaetan, Ph.D.                                        1,900                                    0.02%
10099 Seminole Boulevard
Seminole, Florida 33772-2539


Sidney Kirschner                                            2,000                                    0.03%
10099 Seminole Blvd.
Seminole, Florida 33772-2539

All Directors and Executive Officers as a Group         2,896,725  (1)(2)(3)(7)                     35.89%
(7 persons)

------------

(1) Except as otherwise indicated, all shares are individually held of record with sole voting and investment power or held of record by relative(s) of the named shareholder and the named shareholder has sole or shared voting and investment power.

(2) Gerald M. Benstock and the trusts under will of David L. Benstock may be deemed "associates" as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Mr. Benstock and his sister are co-trustees and remaindermen of the trusts under will of David L. Benstock (their father); the extent of their beneficial interest in or ownership of the Company Common Shares owned by the trusts is indeterminable at present. None of the shares held by Mr. Benstock and his sister as trustees are included in the listing for Mr. Benstock.

(3) Includes 74,240 shares held of record by Mr. Benstock's wife and 82,950 shares held by two trusts in which Mr. Benstock is the trustee and has sole investment power.

(4) According to a Schedule 13G filed with the Commission, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 602,700 shares; all such shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or the DFA Investment Trust Company, a Delaware investment trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares, has sole voting power with respect to 421,000 shares and sole investment power with respect to all the shares.

(5) According to a Schedule 13G filed with the Commission, these securities are owned by various individual and institutional investors including the T. Rowe Price Mutual Funds, which owns 456,000 shares, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with sole investment power as to all of the securities and no power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) According to a Schedule 13G filed with the Commission, Ryback Management Corporation ("Ryback"), a registered investment advisor, is deemed to have beneficial ownership of 497,000 shares; all such shares are held in the portfolio of Lindner Growth Fund, a registered investment company. Ryback has sole power to vote and sole disposition power for all shares.

(7) The share ownership given for each of the above includes options, some expiring in 1999, 2000, 2001 and the balance in 2002, as follows: Mr.
     G. M. Benstock - 30,250 shares; Mr. Schwartz - 26,000 shares; Mr. M. Benstock - 26,000 shares; Mr. Schechter - 29,000 shares; and Mr. P. Benstock - 21,250.

COMPENSATION OF EXECUTIVE OFFICERS

The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years, for services in all capacities to the Chief Executive Officer and the four other executive officers of the Company who were most highly compensated in the last year.



                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION
                                     ----------------------------------------      LONG TERM
                                                                 OTHER ANNUAL     COMPENSATION           OTHER
      NAME AND                                       BONUS       COMPENSATION        AWARDS           COMPENSATION
      PRINCIPAL POSITION     YEAR    SALARY ($)      ($)(1)         ($)(2)       OPTIONS (3)(#)         ($) (4)
      --------------------------------------------------------------------------------------------------------------
      Gerald M. Benstock,    1997    $201,500      $ 80,000       $11,750           6,600 shares         $282,140
      Chairman and CEO       1996     201,500        67,000         6,085           8,850 shares          284,400
                             1995     201,500          -            6,085           8,200 shares          286,317

      Alan D. Schwartz,      1997     230,000        92,000           735           7,250 shares             -
      Co-President           1996     215,543        80,000           735           9,750 shares             -
                             1995     210,000          -              735           9,000 shares             -

      Michael Benstock,      1997     217,500        92,000           735           7,250 shares             -
      Co-President           1996     200,244        80,000           735           9,750 shares             -
                             1995     195,000          -              735           9,000 shares             -

      Saul Schechter,        1997     196,500        79,000           735           6,000 shares             -
      Executive Vice         1996     187,680        55,000           735           8,000 shares             -
      President              1995     184,000          -              735           9,000 shares             -


      Peter Benstock,        1997     140,000        75,000           735           7,250 shares             -
      Senior Vice            1996     120,683        65,000           735           8,000 shares             -
      President              1995     117,000          -              735           6,000 shares             -



----------

 (1) Cash bonus payments pursuant to an officers bonus pool as determined by the Compensation Committee and described further in the Report of the Compensation Committee and Stock Option Committee beginning on page of the Proxy Statement.

 (2)   Automobile allowance provided to executive officers.

 (3) Options granted in 1995, 1996 and 1997 were for a period of five years expiring on August 3, 2000, February 8, 2001 and February 6, 2002 respectively, issued under the Company's 1993 Incentive Stock Option Plan.

 (4) The Company paid these net premiums under a Split-Dollar Life Insurance Agreement on behalf of Gerald M. Benstock for the benefit of the Benstock Family Insurance Trust. On January 14, 1991, the Company entered into a Split-Dollar Life Insurance Agreement (the "Agreement") with the Benstock Family Insurance Trust, Michael Benstock and Alan D. Schwartz, Trustees (the "Trust"), pursuant to which the Company has agreed to advance certain sums to the Trust, without interest, to be used to pay the premiums on a life insurance policy obtained from Confederation Life Insurance Company in the amount of $10,000,000 on the lives of Gerald M. Benstock and M. Joan Benstock, his spouse. In 1993, an additional $2,000,000 was added to the trust under an insurance policy from Massachusetts Mutual Life Ins. Co. on the life of Gerald M. Benstock. The Trust was established and the policies obtained for estate planning purposes. Under the terms of the Agreement, the Company is obligated to advance that portion of the premium relating to Mr. Benstock, individually, so long as such premiums are payable under the policy. As of December 31, 1997, the Company had advanced $282,140 in aggregate for 1997 to the Trust. The Trust has assigned to the Company its interest in the policy as security for repayment of advances. Advances are repayable only upon (1) the death of the survivor of Mr. Benstock and his spouse, (2) the surrender of the policy by the Trust, or
       (3) the termination of the Agreement prior to the death of Mr. Benstock and his spouse.

The following table details stock option grants made by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                              Potential Realizable
                                                                              Value at Assumed Annual
                                                                              Rates of Stock Price
                                                                              Appreciation for Option
                                                                              Term (1)
                              Individual Grants

(a)                     (b)           (c)          (d)         (e)            (f)            (g)
----------------------------------------------------------------------------------------------------------
                                      % of
                        # of          Total
                        Securities    Options
                        Underlying    Granted to   Exercise
                        Options       Employees    or Base
                        Granted       in Fiscal    Price       Expiration
Name                    (#) (2)       Year         ($/Sh.)     Date           5% ($)         10% ($)
----------------------------------------------------------------------------------------------------------
Gerald M. Benstock      6,600            4.8%      $15.125     2/6/2002       127,405        160,769

Alan D. Schwartz        7,250            5.3%       13.75      2/6/2002       127,229        160,548

Michael Benstock        7,250            5.3%       13.75      2/6/2002       127,229        160,548

Saul Schechter          6,000            4.4%       13.75      2/6/2002       105,293        132,867

Peter Benstock          7,250            5.3%       13.75      2/6/2002       127,229        160,548

----------

(1) Based on five year option term and annual compounding. The 5% and 10% calculations are set forth in compliance with the Security and Exchange Commission rules. The Company does not necessarily believe that the appreciation calculations in compliance with the rules are indicative of future stock option values.

(2) The grants described in this column were granted by the Company in 1997 pursuant to the Company's 1993 Stock Option Plan. The executive officers are considered for stock option grants by the Stock Option Committee on the same basis as all other employees of the Company. The grants are exercisable until February 6, 2002.

        The following table details aggregated stock option exercises in 1997 and stock option values as of December 31, 1997 for unexercised stock options held by the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                   AGGREGATED STOCK OPTION EXERCISES IN 1997
                AND STOCK OPTION VALUES AS OF DECEMBER 31, 1997







                                                                   NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                          SHARES ACQUIRED                          OPTIONS AT FY-END (#)       MONEY OPTIONS AT FY-END ($)(1)
 NAME                     ON EXERCISE (#)    VALUE REALIZED ($)        EXERCISABLE             EXERCISABLE
 ----------------------------------------------------------------------------------------------------------------------------
 Gerald M. Benstock            -                   -                     6,600                    5,775
                               -                   -                     8,850                   41,816
                               -                   -                     8,200                   34,235
                               -                   -                     6,600                    5,775


 Alan D. Schwartz              -                   -                     7,250                   16,313
                               -                   -                     9,750                   56,063
                               -                   -                     9,000                   47,250


 Michael Benstock              -                   -                     7,250                   16,313
                               -                   -                     9,750                   56,063
                               -                   -                     9,000                   47,250


 Saul Schechter                -                   -                     6,000                   13,500
                               -                   -                     8,000                   46,000
                               -                   -                     9,000                   47,250
                               -                   -                     6,000                   13,500


 Peter Benstock                -                   -                     7,250                   16,313
                               -                   -                     8,000                   46,000
                               -                   -                     6,000                   31,500


----------

(1) At fiscal year end December 31, 1997, the closing stock price was $16.00 per share on the American Stock Exchange. The numbers shown reflect the value of unexercised options accumulated between 1994 and 1997. The stock options described are options granted under the Company's 1993 Stock Option Plan.

Since 1942, the Company has had a retirement plan (the "Basic Plan") which has been qualified under the Internal Revenue Code. The Basic Plan is a "defined benefit" plan, with benefits normally beginning at age 65, is non-contributory by an employee, and the Company's contributions are not allocated to the account of any particular employee. All employees of the Company (except employees included in a retirement plan negotiated as part of a union contract) are eligible to participate in the Basic Plan. The Company also commenced effective November 1, 1994, the Superior Surgical Mfg. Co., Inc. Supplemental Pension Plan (the "Supplemental Plan") available to certain eligible employees of the Company. Retirement benefits available under the Supplemental Plan are based on the same provisions as in the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service ($160,000 in 1997). Accordingly, all eligible employees, regardless of earnings, will receive exactly the same formula distribution upon retirement. The following table shows estimated annual retirement benefits for the Basic Plan and Supplemental Plan (the "Plan") combined, which are payable to employees of the Company upon retirement in specified compensation and years of service classifications.


                               PENSION PLAN TABLE


                           TOTAL YEARS OF SERVICE AT RETIREMENT (AGE 65 IN 2003)
                           ---------------------------------------------------------
REMUNERATION                  10             15              20           25 OR MORE
                           ---------------------------------------------------------
(1998)

$125,000                   $13,745        $20,618        $ 27,490      $ 34,363

 150,000                    16,995         25,493          33,990        42,488

 175,000                    20,245         30,368          40,490        50,613

 200,000                    23,495         35,243          46,990        58,738

 225,000                    26,745         40,118          53,490        66,863

 250,000                    29,995         44,993          59,990        74,988

 300,000                    36,495         54,743          72,990        91,238

 350,000                    42,995         64,493          85,990       107,488

 400,000                    49,495         74,243          98,990       123,738

 450,000                    55,995         83,993         111,990       139,988

 500,000                    62,495         93,743         124,990       156,238


        The above table shows a projected annual single life annuity with annual retirement benefits which would accrue for various periods of employment at various compensation levels, assuming constant earnings in all future years, continuous employment until age 65, and no change in 1997 Covered Compensation Level. The Plan provides benefits based on years of service and earnings above and below the covered

Compensation Base. The normal monthly retirement benefit is 17.5% of an employee's average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. An employee's compensation includes over-time pay, commissions and any bonus received and therefore includes executive officers compensation as described in Salary and Bonus in the Summary Compensation Table shown above. Of the five most highly compensated executive officers, Mr. G. Benstock and Mr. Schechter have the maximum years of service credited and Mr. Schwartz, Mr. M. Benstock and Mr. P. Benstock have 23, 19 and 15 years service respectively credited under the Plan. The Basic Plan was amended as of November 1, 1989. Prior to the amendment, the Basic Plan provided benefits based on years of service and earnings in excess of the Covered Compensation Base (the wage bases on which maximum Social Security taxes are payable). Benefits accrued to November 1, 1989, under the Basic Plan prior to the recent amendment would be paid, if higher than the sums set forth above.

        REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

        The information contained in this section and the following "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

        The following report was prepared by independent Directors Sidney Kirschner and Manuel Gaetan, Ph.D., as the members of the Company's Compensation Committee and Stock Option Committee:

        Annual compensation (other than stock option grants) for the executive officers of the Company are determined by the Compensation Committee of the Company. Stock option grants will be made pursuant to the Company's 1993 Incentive Stock Option Plan, at the discretion of the Stock Option Committee, to the Company's officers and other key employees. The usual components of the annual compensation paid to all of the Company's executive officers are (i) base salary; (ii) a cash bonus awarded pursuant to an informal bonus pool arrangement for Company officers as established by the Compensation Committee;
(iii) allocations of contributions made by the Company to the respective accounts of the executive officers under its pension plans; (iv) stock option grants awarded by the Stock Option Committee; (v) a car allowance; and (vi) for the Chief Executive Officer, advances pursuant to the Split Dollar Insurance arrangement described in footnote 4 of the Summary Compensation Table of this Proxy Statement. Each of these components of annual compensation are determined based upon a variety of factors, most of which are subjective.

        The base salaries of the Chief Executive Officer and all other executive officers of the Company are determined each year by the Compensation Committee based on factors and criteria consisting of comparison of similarly situated officers of similar companies, comparison of similarly situated officers of companies of similar size in the locale of the Company, years of service, assigned responsibilities, individual performance, growth of the Company, profitability of the Company and increases in the cost of living. In this connection, each year the Compensation Committee determines, after consultation with the Chief Executive Officer and other executive officers, an overall goal by which the aggregate amount of base salary increases for all employees of the Company, including the Chief Executive Officer and all other executive officers are not generally exceeded. Within such overall goal, individual allocations are then made within each department of the Company such that the aggregate base salaries paid to each member of that department generally comply with the target levels for that department. Generally, the same allocations within the same overall goal is made by the Compensation Committee with respect to the Chief Executive Officer and the other executive officers of the Company.

        During the first quarter of each fiscal year of the Company, the Compensation Committee establishes the guidelines for an informal bonus pool in which the Chief Executive Officer, all executive officers and all corporate managers are entitled to participate with a bonus, based upon varying percentages of the base salaries of all executive officers and all corporate managers of the Company, linked to annual pre-tax earnings as a percentage of annual net sales on a graduated basis. Individual allocations are then made by the Compensation Committee with respect to all executive officers of the Company, including the Chief Executive Officer. Criteria and factors for the individual allocations are based on responsibilities, individual performance and direct and indirect contribution to the profitability of the Company.

        Inasmuch as each of the Company's pension plans cover all full-time employees (as defined in the Plan) of the Company, awards to all the executive officers under such plan are made on the same basis as are awards of all other participants.

        Stock option grants to all executive officers and other key employees of the Company, including the Chief Executive Officer, are made at the discretion of the Stock Option Committee pursuant to the Company's Stock Option Plan. Factors and criteria used by the Stock Option Committee in the award of stock options included individual responsibilities, individual productivity, individual performance, direct and indirect contribution to the profitability of the Company. Any benefits derived from each stock option granted under the Stock Option Plan is directly attributable to any future increase in the value of the Company's common stock.

        The automobile allowance awarded to each of the 4 most highly compensated executive officers of the Company has remained similar for the last 3 fiscal years of the Company. The automobile allowance is relatively minimal and is the same for each such executive officer. The allowance awarded to the Chief Executive Officer recognizes the title, function and responsibilities of the Chief Executive Officer and the manner in which he represents the Company.

        Except with respect to the car allowance and the advances made annually to the split dollar insurance arrangement on behalf of the Chief Executive Officer, all other annual compensation awarded to the Chief Executive Officer was done on a similar basis, and with similar factors and criteria, as employed with respect to all other executive officers of the Company.

BY: Manuel Gaetan, Ph.D., and Sidney Kirschner

PERFORMANCE GRAPH

        COMPARISON OF FIVE YEAR CUMULATIVE RETURN* AMONG SUPERIOR SURGICAL MFG. CO., INC., S&P 500 INDEX AND S&P TEXTILE APPAREL MANUFACTURERS INDEX**

        The following graph, based on data provided by Standard & Poor, shows changes in the value of $100 invested at December 31, 1992 of: (a) shares of Company common stock; (b) the S&P 500 index; and (c) the S&P Textile Apparel Manufacturers Index. Total shareholder returns from each investment can be calculated from the year-end investment values shown in the table beneath the graph provided below.


                                                 1992    1993    1994    1995     1996    1997
                                                 ----    ----    ----    ----     ----    ----
Superior Surgical Mfg. Co., Inc.                 100      79      63      50       73      89


S&P 500 Index                                    100      110     112     153     189     252


S&P Textile Apparel Manuf. Index                 100      76      74      83      114     123



-----------

        * Total return assumes reinvestment of dividends and is adjusted for a 4 for 1 stock split of the Company's stock in June, 1992.

        **       Fiscal year ending December 31st.

        Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Company's Compensation Committee and the Stock Option Committee are Sidney Kirschner and Manuel Gaetan, Ph.D. Neither individual has at any time been an officer of the Company.

CERTAIN TRANSACTIONS

        As authorized by Section 726 of the Business Corporation Law of the State of New York, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law; such insurance is in the face amount of $10,000,000 with Federal Insurance Company, under contract dated August 27, 1997 at an annual premium of $84,375. No sums have been paid or sought under any such indemnification insurance.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms and reports filed with the Company by such persons, all such Section 16(a) filing requirements were complied with in 1997.

                    PROPOSAL TO APPROVE THE REINCORPORATION
                    OF THE COMPANY FROM NEW YORK TO FLORIDA

INTRODUCTION

         In February 1998, the Board of Directors recommended and approved a plan to change the Company's state of incorporation from New York to Florida (the "Reincorporation"). The Reincorporation will be effected by merging the Company into Superior Uniform Group, Inc., a Florida corporation ("Superior Florida"), pursuant to an Agreement and Plan of Merger to be entered into between the Company and Superior Florida (the "Merger Agreement"). A copy of the Merger Agreement form is set forth as Exhibit "A" to this Proxy Statement. At the time of the Reincorporation, Superior Florida will be a wholly owned subsidiary of the Company incorporated in Florida for purposes of effecting the Reincorporation. Upon consummation of the Reincorporation, Superior Florida will continue to exist as the surviving corporation of the merger and its name will be "Superior Uniform Group, Inc."

REASONS FOR THE REINCORPORATION

         The Company was originally incorporated in New York in 1922 because the Company's principal offices and operations were then located in that state. In 1979, the Company relocated its corporate headquarters and principal offices to Florida. The move was undertaken because the Company had acquired several divisions located in the southeast, had its manufacturing plants in the southeast, and because it believed Florida provided an improved business environment. Accordingly, the Board of Directors now recommends that the Company's state of incorporation also be changed to Florida. The Board of Directors believes that the Florida Business Corporation Act (the "FBCA"), a comprehensive, modern and flexible statute based on the Revised Model Business Corporation Act, will meet the Company's needs, including providing the ability to grant options to the Company's directors, officers and employees, and that incorporation in the State of Florida will reduce the cost, formality and uncertainty of doing business. For a comparison of the FBCA and the New York Business Corporation Law (the "NYBCL"), see "Comparison of New York and Florida Corporate Laws." In addition to the flexibility provided by the FBCA, the Reincorporation will conform the Company's legal residence to its principal place of business, which the Board of Directors believes may have certain advantages. For example, it could enable the Company to have a more significant voice in the legislative process with respect to corporate and other Florida laws directly affecting it. In addition, legal services can be provided more efficiently by local counsel versed in Florida law. Finally, a corporation's state of incorporation is likely to be a litigation forum from time to time, and litigation at a distance from the Company's principal offices can result in significant inconveniences and added expense to the Company. For these reasons, the Board of Directors recommends the Reincorporation.

THE MERGER

         The Reincorporation will be effected through a merger (the "Merger") of the Company with and into Superior Florida, with Superior Florida being the surviving corporation. The terms and conditions of the Merger are set forth in the Merger Agreement form included as Exhibit "A" to this Proxy Statement. The summary of the terms and conditions of the Merger set forth below is qualified by reference to the full text of the Merger Agreement. Upon consummation of the Merger, Superior Florida will continue to exist and its name will remain Superior Uniform Group, Inc., and the Company will cease to exist. The Reincorporation will change the legal domicile of the Company, but will not result in a change in the principal offices, business, management, capitalization, assets or liabilities of the Company. By operation of law, Superior Florida will succeed to all of the assets and assume all of the liabilities of the Company and the Company's various divisions, including Fashion Seal, Appel, Worklon, Martin's Uniforms and Sope Creek will continue manufacturing a wide range of products. The Board of Directors of Superior Florida will be comprised of the directors of the Company at the time of the Merger, and the persons who are currently serving as executive officers of the Company will continue to serve in the same capacities for Superior Florida.

         After the Merger, the rights of shareholders and the Company's corporate affairs will be governed by the FBCA and by the articles of incorporation and bylaws of Superior Florida, instead of the NYBCL and the certificate of incorporation and bylaws of the Company. A comparison of the material provisions of the NYBCL and the FBCA is set forth below under the caption "Comparison of New York and Florida Corporate Laws." With regard to the articles of incorporation and bylaws of Superior Florida, the Board of Directors believes that all material provisions of such articles of incorporation and bylaws are similar in all material respects to the certificate of incorporation and bylaws of the Company. A copy of the articles of incorporation of Superior Florida is set forth as Exhibit "B" to this Proxy Statement. The certificate of incorporation and bylaws of the Company, as well as the bylaws of Superior Florida, are available for inspection by stockholders of the Company at the principal offices of the Company located at 10099 Seminole Boulevard, Seminole, FL 33775.

         Upon the effectiveness of the Merger, each share of Common Stock will be automatically converted into one share of the common stock, par value $0.001 per share, of Superior Florida (the "Florida Common Stock"). Each outstanding certificate representing shares of Common Stock will continue to represent the same number of shares of Florida Common Stock and such certificate will be deemed for all corporate purposes to evidence ownership of shares of Florida Common Stock. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK

CERTIFICATES FOR STOCK CERTIFICATES OF SUPERIOR FLORIDA. The Florida Common Stock will continue to be listed on the American Stock Exchange ("AMEX"), without interruption, and the AMEX will consider the delivery of existing stock certificates of the Company as constituting good delivery of shares of Superior Florida in stock transactions effected after the Merger. The stock symbol "SGC" will remain unchanged, subject to AMEX approval.

         Following the Merger, the Company's compensation plans will be continued by Superior Florida, including but not limited to the Company's 1993 Stock Option Plan, the options granted pursuant to such plans will automatically be converted into options to purchase the same number of shares of Florida Common Stock at the exercise price and upon the same terms and conditions as set forth in the options. The Company's other employee benefit plans and arrangements will also be continued by Superior Florida upon the same terms and conditions.

         Consummation of the Merger is subject to approval by two-thirds of the holders of the Company's outstanding shares of Common Stock. The Merger is expected to become effective as soon as practicable after shareholder approval is obtained and all other conditions to the Merger have been satisfied, including the receipt of all consents, orders and approvals necessary for consummation of the Merger and the listing of the shares of the Florida Common Stock on the AMEX. Prior to its effectiveness, however, the Merger may be abandoned by the Board of Directors if, for any reason, the Board of Directors determines that consummation of the Merger is no longer advisable.

         Appraisal rights are not available to shareholders of the Company with respect to the proposed Merger.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

         A holder of Common Stock will not recognize gain or loss in respect of his or her Common Stock as a result of the Reincorporation. His or her basis in a share of Florida Common Stock will be the same as his or her basis in the corresponding share of the Company's Common Stock held immediately prior to the Reincorporation. His or her holding period in a share of Florida Common Stock will include the period during which he or she held the corresponding share of the Company's Common Stock, provided he or she held the corresponding share as a capital asset at the time of the Reincorporation.

         Although the Company does not anticipate that state or local income tax consequences to stockholders will vary from the federal income tax consequences described above, stockholders should consult their own tax advisors as to the tax effect of the Reincorporation under applicable state and local tax laws.

         In addition, neither the Company nor Superior Florida will recognize gain or loss as a result of the Reincorporation, and Superior Florida generally will succeed, without adjustment, to the tax attributes of the Company.
Because the Company is based in Florida, it is already qualified to transact business in Florida and pays Florida corporate income tax. Accordingly, changing the state of incorporation of the Company is not expected to affect the amount of corporate income and other taxes payable.

          This discussion should not be considered as tax or investment advice, and the tax consequences of the merger may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

         The following statements are brief summaries of certain provisions relating to the capital stock of Superior Florida that are contained in its articles of incorporation. The provisions described below, including those regarding voting rights, are substantially the same as the provisions relating to the capital stock of the Company contained in its current certificate of incorporation. The summary below is qualified in its entirety by reference to the full text of the articles of incorporation of Superior Florida included as Exhibit "B" to this Proxy Statement.

         Common Stock.    Holders of Florida Common Stock will be entitled to
one vote per share on each matter that is submitted to shareholders for approval. Shareholders of Superior Florida will not have cumulative voting rights. Holders of Florida Common Stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors of Superior Florida out of funds legally available thereof, subject to the preferential rights of the holders of any outstanding shares of preferred stock, par value .001 per share (the "Preferred Stock"), of Superior Florida. Shareholders of Superior Florida will have no preemptive or other rights to subscribe for additional shares of Florida Common Stock or other securities of Superior Florida.

         Preferred Stock.    Superior Florida will be authorized to issue up to
300,000 shares of Preferred Stock. Although Superior Florida has no present plans to issue any shares of Preferred Stock, such shares of Preferred Stock may be issued from time to time in one or more classes or series with such designations, powers, preferences, rights, qualifications, limitations and restrictions as may be fixed by the Board of Directors.

VOTE REQUIRED FOR APPROVAL

          The merger requires the approval of the holders of two-thirds of the outstanding shares of Common Stock.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REINCORPORATION.

COMPARISON OF NEW YORK AND FLORIDA CORPORATE LAWS

         Set forth below is a brief comparison of some of the material provisions of the NYBCL and the FBCA. With regard to the articles of incorporation and bylaws of Superior Florida, the Board of Directors believes that all material provisions of such articles of incorporation and bylaws are similar in all material respects to the certificate of incorporation and bylaws of the Company. The statements set forth under this heading with respect to the NYBCL and the FBCA and the respective organizational charters of the Company and Superior Florida are brief summaries thereof and do not purport to be complete. The statements relating to the NYBCL and the FBCA are subject to the detailed provisions of such statutes and the case law and other legal interpretations relating to such statutes. The information relating to the respective organizational charters are qualified in their entireties by such documents, copies of which are available from the Company. A copy of Superior Florida's articles of incorporation is also attached hereto as Exhibit "B".

Dividend Rights

         Under the NYBCL, a corporation is prohibited from making a distribution to shareholders if, after giving effect thereto: (i) such corporation would be made insolvent, (ii) the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation, (iii) such corporation's net assets remaining after such declaration, payment or distribution is less than its stated capital. Under the FBCA, a Florida corporation may make distributions to shareholders as long as, after giving effect to such distribution, (1) the corporation would be able to pay its debts as they become due in the usual course of business, and (2) the corporation's total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which Superior Florida's articles of incorporation do not) the amount that would be needed if the corporation were to be dissolved at the time of the distributions to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Under the FBCA, a corporation's redemption of its own capital stock is deemed to be a distribution.

 Directors

         Number

         Under the NYBCL, the number of directors of a corporation may be (i) fixed by the bylaws or (ii) by action of the shareholders or the board of directors under the specific provisions of a bylaw adopted by the shareholders. If the number is not fixed, there must be a minimum of one director. The FBCA provides that the board of directors must consist of one or more individuals, with the number specified or fixed in accordance with the articles of incorporation or bylaws. The bylaws of both the Company and Superior Florida state that the board of directors shall be not less than three nor more than eight, as the board may, by resolution of a majority of the entire board, from time to time determine.

         Removal

         The NYBCL provides that any or all of the directors may be removed with or without cause by vote of the shareholders. In addition, the certificate of incorporation or the specific provisions of the bylaws adopted by the shareholders may provide for removal for cause by action of the board, except in the case of any director elected by cumulative voting or by the holders of the shares of any class or series, when so entitled by the provisions of the certificate of incorporation. The FBCA provides that shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The FBCA further provides that a director generally may be removed only if the number of votes cast to remove him exceed the number of votes cast not to remove him. Neither the certificate of incorporation of the Company nor Superior Florida's articles of incorporation contain any provisions with regard to the removal of directors.

         Vacancy

         The NYBCL provides that vacancies occurring in the board for any reason except the removal of directors without cause may be filled by vote of the board, unless the certificate of incorporation or bylaws provide otherwise. The FBCA provides that a vacancy on the board of directors generally may be filled by an affirmative vote of a majority of the remaining directors or by the shareholders, unless the articles of incorporation provide otherwise. Neither the certificate of incorporation of the Company nor Superior Florida's articles of incorporation contain any provisions with regard to vacancies on the board of directors.

Ability to Grant Options to Employees and Directors

         The NYBCL prohibits the issue of options and rights to purchase capital stock of a corporation to directors, officers or employees of the corporation or any subsidiary or affiliate as an incentive to service or continued service unless authorized at a meeting of shareholders by the vote of a majority of the votes cast at the meeting or authorized by and consistent with a plan adopted by such vote of shareholders. The FBCA does not include any requirement for obtaining shareholder approval for the issuance of such options or rights.

Fiduciary Duties of Directors

         Under the NYBCL, directors owe a fiduciary duty to the corporation and its shareholders and must perform their duties in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances. Directors must give reasonable attention to the corporation's business. New York law presumes that, without evidence to the contrary, in making a business decision, directors are acting in good faith and exercising honest judgment. In taking action, directors may consider, among other things, both the long-term and short-term interests of the corporation and its shareholders. In addition, directors may consider the effects that the corporation's actions may have in the short-term or in the long-term upon: (i) the prospects for potential growth, development, productivity and profitability of the corporation, (ii) the corporation's current employees, (iii) the corporation's retired employees and other beneficiaries who are entitled to receive retirement benefits, (iv) the corporation's customers and creditors, and (v) the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits to contribute to the community in doing business. In performing his duties, a director shall be entitled to rely upon information, opinions, reports or statements, including financial statements and other financial data, in each case prepared and/or presented by: (i) officers of the corporation, (ii) legal counsel, public accountants and other professionals, and (iii) a committee of the corporation.

          Under the FBCA, a director shall discharge his duties as a director, including his duties as a member of a committee (a) in good faith; (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (c) in a manner he reasonably believes to be in the best interests of the corporation. In discharging his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (c) a committee of the board of directors of which he is not a member if the director reasonably believes the committee merits confidence. A director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted. In addition, the FBCA provides that directors, in discharging their duties to the corporation may, in addition to considering the effect of any corporate action on the shareholders and the corporation, consider the social, economic, legal or other effects of the corporate action on employees, suppliers and customers of the corporation or its subsidiaries and the communities in which the corporation and its subsidiaries operate.

Liability of Directors

         Under the NYBCL, a corporation's certificate of incorporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for damages in connection with any breach of duty in such capacity, provided that no such provision may eliminate or limit: (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of any law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) liability which arises from injury suffered by persons as a result of a declaration of a dividend or other distribution, a purchase of the corporation's shares, a distribution of assets after dissolution, the making of a loan, any of which is effected in violation of the NYBCL or (iii) the liability of any director for any act or omission prior to the adoption of a provision limiting or eliminating such director's liability.

         The FBCA generally provides that a director is not personally liable for monetary damages to the corporation or any other person for any act or omission as a director unless the director breached or failed to perform his duties as a director and such breach or failure (1) constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) constitutes a transaction from which the director derived an improper personal benefit, (3) results in an unlawful distribution, (4) in a derivative action or an action by a shareholder, constitutes conscious disregard for the best interests of the corporation or willful misconduct or (5) in a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

         Neither the Company's certificate of incorporation nor Superior Florida's articles of incorporation contain any provisions with regard to the limitation of a directors' liabilities.

Indemnification of Directors and Officers

         The NYBCL provides in general that a corporation may indemnify any director or officer made, or threatened to be made, a party to an action or proceeding (a "Proceeding") (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred. In order to receive such indemnification, the person must have acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation, and in addition, in criminal actions or proceedings, such person had no reasonable cause to believe that his conduct was unlawful. The NYBCL permits similar indemnification in the case of actions by or in the right of the corporation, provided that indemnification is not permitted in respect of (i) a threatened action or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as such court deems proper. In any case, the NYBCL provides that the indemnification permitted under the NYBCL is not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled. No indemnification may be provided to a director or officer under the NYBCL if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         Under the FBCA, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (1) expenses (including attorneys' fees) and certain amounts paid in settlement, and (2) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The FBCA provides that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. Additionally, the FBCA provides that, unless a corporation's articles of incorporation provide otherwise, if a corporation does not so indemnify such persons, they may seek, and a court may order, indemnification under certain circumstances even if the board of directors or shareholders of the corporation have determined that the persons are not entitled to indemnification.

         Neither the Company's certificate of incorporation nor Superior Florida's articles of incorporation contain any provisions with regard to the indemnification of directors.

Voting Rights

         Unless otherwise provided in the certificate of incorporation, the NYBCL and the FBCA provide that every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share owned of record on the record date for determining shareholders entitled to notice of and to vote at the meeting of shareholders. Neither the certificate of incorporation of the Company nor the articles of incorporation of Superior Florida contain any provisions which alter this right.

         Under the NYBCL, directors are elected by plurality of votes cast by shareholders entitled to vote, unless otherwise required by the certificate of incorporation. Whenever corporate action is to be taken by vote of shareholders, it must be authorized by a majority of votes cast at shareholders' meetings by holders entitled to vote thereon, unless the NYBCL or the certificate of incorporation states otherwise. Under the FBCA, directors are generally elected by a plurality of the votes cast by the shareholders entitled to vote at a shareholders' meeting at which a quorum is present, unless a greater number of affirmative votes is required by the articles of incorporation. With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the FBCA or a Florida corporation's articles of incorporation, if a quorum exists, action on any matter generally is approved by the shareholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action.

         Neither the certificate of incorporation of the Company nor the articles of incorporation of Superior Florida contain any special provisions relating to the voting rights of the holders of common stock. However, both the certificate of incorporation of the Company and articles of incorporation of Superior Florida give the board of directors the power to create series of preferred stock and to provide for voting rights for the holders of such series. Such rights may include the right to more than one vote per share.

Quorum for Shareholder Meetings.

         Under the FBCA, unless otherwise provided in a corporation's articles of incorporation, a majority of shares entitled to vote on a matter constitutes a quorum for a meeting of shareholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote on such matter. Under the NYBCL, the statutory quorum is a majority of shareholders entitled to vote. This may be decreased by the certificate of incorporation or bylaws, but not below one-third of shareholders entitled to vote. Neither the certificate of incorporation or bylaws of the Company nor the articles of incorporation or bylaws of Superior Florida contain provisions which would modify the statutory provisions.

Action by Written Consent of Shareholders.

         The FBCA provides that unless otherwise provided in the articles of incorporation, actions which would be required or permitted to be taken at an annual or special meeting of shareholders may be taken by the written consent of the holders of shares constituting not less than the minimum number of shares that would be necessary to take such action at a meeting of shareholders. The NYBCL provides that shareholder action may be taken by written consent of the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, by the holders of outstanding shares having not less than the minimum number of shares that would be necessary to take such action at a meeting of shareholders. Neither the certificate of incorporation of the Company nor the articles of incorporation of Superior Florida contain any provision which would modify the statutory provisions.

Call of Special Meetings of Shareholders

         The NYBCL permits special meetings of the shareholders to be called by the board of directors and such persons who may be authorized to do so by the certificate of incorporation or the bylaws. At any such special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the written notice provided to shareholders. Under the FBCA, special meetings of a Florida corporation's shareholders may be called by its board of directors, by the persons authorized to do so in its articles of incorporation or bylaws, by holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting, unless a greater percentage not to exceed 50% is required by the articles of incorporation.

         The certificate of incorporation of the Company and the articles of incorporation of Superior Florida provide that a special meeting of the shareholders may be called by the Chairman of the Board or Directors, by the President, or by the Board of Directors, and shall be called by the President or the Secretary at the request in writing of a majority of the Directors.

Amendment to Charter Documents

         Under the NYBCL, amendments or changes to the certificate of incorporation may be authorized by vote of the board of directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders. In addition, the holders of shares of a class or series are entitled to vote and to vote as a class or series and the amendment shall be authorized by vote of the holders of a majority of all outstanding shares of the class or series when a proposed amendment would: (i) exclude or limit such shareholders' right to vote on any matter, (ii) change such shareholders' shares to reduce the par value, (iii) change such shares into a different number of shares of the same class, or into the same or a different number of shares of any one or more classes or any series thereof,
(iv) fix, change or abolish the designation of any authorized class, any of the relative rights, preferences or limitations, including any provisions in respect of any undeclared dividends, whether or not cumulative or accrued, or the redemption of any shares, or any sinking fund for the redemption or purchase of any shares or any preemptive rights to acquire shares or other securities (v) provide that their shares may be converted into shares of any other class or into shares of any other series of the same class, (vi) alter the terms or conditions upon which their shares are convertible or change the shares issuable upon conversion of their shares, if such action would adversely affect such holder's rights or (vii) subordinate their rights, by authorizing shares having preferences which would be in any respect superior to their rights. For amendments involving mergers, see "Approval of Merger and Asset Sales."

          Under the FBCA, an amendment to a Florida corporation's articles of incorporation must be approved by the corporation's shareholders, except that certain immaterial amendments specified in the FBCA may be made by the board of directors. Unless a specific section of the FBCA or a Florida corporation's articles of incorporation require a greater vote, an amendment to a Florida corporation's articles of incorporation generally must be approved by a majority of the votes entitled to be cast on the amendment.

         Neither the certificate of incorporation of the Company nor the articles of incorporation of Superior Florida contain any provisions regarding amendments to charter documents.

Approval of Merger and Asset Sales

         Under the NYBCL, the board of directors, upon adopting a plan of merger or consolidation, must submit such plan to a vote of shareholders. Notice of the meeting to adopt the plan and an outline of the plan must be given to each shareholder of record, as of the record date, whether or not such shareholder is entitled to vote. The plan must be adopted at the meeting of shareholders by vote of the holders of two-thirds of all outstanding shares entitled to vote thereon, unless the certificate of incorporation expressly provides for majority vote. Notwithstanding any provision in the corporation's certificate of incorporation, the holders of shares of a class or series of the corporation's stock, shall be entitled to vote and to vote as a class if the plan contains any provision entitling the holders of such shares to vote and vote as a class thereon. In such case, in addition to the authorization of the merger or consolidation by vote of the holders of two-thirds of all outstanding shares, the merger or consolidation shall be authorized by a vote of the holders of a majority of all outstanding shares of each such class or series. Notwithstanding shareholder authorization, the board of directors may abandon the plan of merger or consolidation at any time prior to the filing of the certificate of merger or consolidation with the New York Secretary of State, but only pursuant to a provision for such abandonment contained in the plan. No shareholder authorization, from either the parent corporation or the subsidiary corporation is required when a parent corporation merges any subsidiary corporation into itself.

         Under the NYBCL, a sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation, if not made in the usual or regular course of business conducted by the corporation, shall be authorized only by the following procedure: (i) the board of directors must authorize the proposed sale, lease, exchange or other disposition and direct its submission to a vote of shareholders, (ii) notice of meeting shall be given to each shareholder of record, whether or not entitled to vote, and (iii) the shareholders must approve such sale, lease, exchange or other disposition and may fix, or may authorize the board to fix, any of the terms and conditions thereof and the consideration to be received by the corporation therefor, by a vote at a meeting of shareholders of the holders of two-thirds of all outstanding shares entitled to vote thereon, unless the certificate of incorporation expressly provides for majority vote. Notwithstanding shareholder approval, the board may abandon the proposed sale, lease, exchange or other disposition without further action by the shareholders, subject to the rights, if any, of third parties under any contract.

         Under the FBCA, after adopting a plan of merger, the board of directors of each corporation party to the merger shall submit the plan of merger for approval by its shareholders. For a plan of merger to be approved:
(a) the board of directors must recommend the plan of merger to the shareholders, unless the board of directors determines that it should make no recommendation because of conflict of interest or other special circumstances and communicates the basis for its determination to the shareholders with the plan, and (b) the shareholders entitled to vote must approve the plan by each class entitled to vote on the plan by a majority of all the votes entitled to be cast on the plan by that class, unless the FBCA, the articles of incorporation, or the board of directors requires a greater vote or a vote by classes.

         With regard to the sale of assets, the FBCA provides that a corporation may sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property (with or without the good will), otherwise than in the usual and regular course of business, on the terms and conditions and for the consideration determined by the board of directors, if the board of directors proposes and its shareholders of record approve the proposed transaction by a majority of all the votes entitled to be cast on the transaction, unless the FBCA, the articles of incorporation, or the board of directors requires a greater vote or a vote by voting groups.

         Neither the certificate of incorporation of the Company or articles of incorporation of Superior Florida contain any provisions regarding shareholder approvals of mergers and asset sales.

Rights of Appraisal

         Under the NYBCL, a shareholder has a right to dissent to any plan of merger or consolidation or any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation, provided that this right exists only when the shareholder was entitled to vote on the proposed corporate action unless the NYBCL provides otherwise. In order to dissent, a shareholder must file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares.

         Shareholders who properly dissent to any merger or consolidation under the NYBCL also have the right to receive payment of the fair value of their shares, if such shareholders were entitled to vote and did not assent to any plan of merger or consolidation to which the corporation is a party, except where such shareholders are (i) holders of shares of the parent corporation in a merger of a parent corporation and a subsidiary corporation, (ii) holders of shares of the parent corporation in a merger or consolidation of domestic and foreign corporations, or (iii) holders of shares in a surviving corporation. Notwithstanding the foregoing, shareholders of a surviving corporation do have the right to receive payment for their shares if the merger or consolidation alters or abolishes any preferential rights, redemption or sinking fund rights, preemptive rights or excludes or limits the rights of such holders to vote on any matter.

         Furthermore, a shareholder has a right to receive payment of the fair value of his shares in the case of any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval, provided that shareholders do not have the right to receive such payment in a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of the corporation's net assets to the shareholders is made in accordance with their respective interests within one year after the date of such transaction.

         Under the FBCA, a shareholder of a Florida corporation, with certain exceptions, has the right to dissent from, and obtain payment for the fair value of his or her shares in the event of (1) a merger or consolidation to which the corporation is a party, (2) a sale or exchange of all or substantially all of the corporation's property other than in the usual and ordinary course of business, (3) the approval of a control share acquisition,
(4) a statutory share exchange to which the corporation is a party as the corporation whose shares will be acquired, (5) an amendment to the articles of incorporation if the shareholder is entitled to vote on the amendment and the amendment would adversely affect the shareholder and (6) any corporate action taken to the extent that the articles of incorporation provide for dissenters' rights with respect to such action. The FBCA provides that unless a corporation's articles of incorporation provide otherwise, which Superior Florida's articles of incorporation do not, a shareholder does not have dissenters' rights with respect to a plan of merger, share exchange or proposed sale or exchange of property if the shares held by the shareholder are either registered on a national securities exchange, or designated as a national market system on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by 2,000 or more shareholders.

Anti-Takeover Provisions

         Section 912 of the NYBCL applies to a broad range of business combinations between a New York corporation and an interested shareholder. The NYBCL defines a "business combination" to include mergers, consolidations, sales, leases, exchanges of shares, mortgages, pledges, securities reclassifications and other transactions. An "interested shareholder" is defined as any person who (i) is the beneficial owner, directly or indirectly, of twenty percent or more of the outstanding voting stock of a corporation or
(ii) is an affiliate or an associate of such corporation and at any time within the five-year period immediately prior to the date in question was a beneficial owner, directly or indirectly, of twenty percent or more of the then outstanding voting stock of such corporation. The NYBCL prohibits a corporation from engaging in a business combination with an interested shareholder for a period of five years following such interested shareholder's stock acquisition date except under limited circumstances, including when (i) such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date is approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date, (ii) such business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder's stock acquisition date.

         Section 912 does not apply (i) to any business combination of a New York corporation that does not have a class of voting stock registered with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act ("Registered Voting Stock"), unless the certificate of incorporation provides otherwise, or under certain circumstances, such as (ii) to any business combination of a domestic corporation whose amendment certificate of incorporation provides that Section 912 applies, which did not have a class of Registered Voting Stock on the effective date of such amendment, and which is a business combination with an interested shareholder (as defined therein) whose stock acquisition date is prior to the effective date of such amendment, or
(iii) to any business combination of a domestic corporation the original certificate of incorporation or an amended bylaws of which contains a provision expressly electing not to be governed by Section 912, or (iv) to any business combination of a domestic corporation with an interested shareholder of such corporation who became an interested shareholder inadvertently. The certificate of incorporation of the Company does not contain any such provisions.

         The FBCA contains an affiliated transaction statute that provides that certain transactions involving a corporation and a shareholder owning 10% or more of the corporation's voting shares (an "affiliated shareholder") must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares other than those owned by the affiliated shareholder. The actions covered by the statute include, with certain exceptions, (1) mergers and consolidations to which the corporation and the affiliated shareholder are parties, (2) sales or other dispositions of substantial amounts of the corporation's assets to the affiliated shareholder, (3) issuances by the corporation of substantial amounts of its securities to the affiliated shareholder, (4) the adoption of any plan for the dissolution of the corporation proposed by or pursuant to an arrangement with the affiliated shareholder, (5) any reclassification of the corporation's securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the affiliated shareholder and
(6) the receipt by the affiliated shareholder of certain loans or other financial assistance from the corporation. These special shareholder approval requirements do not apply in any of the following circumstances: (a) if the transaction was approved by a majority of the corporation's disinterested shareholders, (b) if the corporation did not have more than 300 shareholders of record at any time during the previous three years, (c) if the affiliated shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for the past five years, (d) if the affiliated shareholder is the beneficial owner of at least 90% of the corporation's outstanding voting shares, exclusive of those acquired pursuant to a transaction not approved by a majority of disinterested directors or (e) if the consideration received by the shareholder in connection with the transaction satisfies the "fair price" provisions of the statute. This section applies to any Florida corporation unless the original articles of incorporation or an amendment to the articles of incorporation or bylaws contain a provision expressly electing not to be governed by this statute. Such an amendment to the articles of incorporation or bylaws must be approved by the affirmative vote of the majority of disinterested shareholders and is not effective until 18 months after approval. Superior Florida's articles of incorporation and bylaws do not contain a provision electing not to be governed by the statute.

         In addition, the FBCA contains a control share acquisition statute which provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless the voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. This statute does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisition of shares, the acquisition is approved by the board of directors or the corporation's articles of incorporation or bylaws provide that the corporation shall not be governed by the statute. This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation's articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights to receive the fair value of their shares as provided in the FBCA. Superior Florida's articles of incorporation and bylaws do not contain any provisions with respect to this statute.

Rights of Inspection

         Under the NYBCL, every shareholder of record, upon at least five days written demand, shall have the right to examine in person or by agent or attorney, during normal business hours, certain books and records, including the corporation minutes of the proceedings of its shareholders, a record of shareholders, balance sheets and profit and loss statements. The shareholder must request the inspection for a purpose which is in the interest of the corporation or reasonably related to his status as a shareholder.

          Under the FBCA, a shareholder is entitled to inspect and copy the articles of incorporation, bylaws, certain board and shareholder resolutions, certain written communications to shareholders, a list of the names and business addresses of the corporation's directors and officers, and the corporation's most recent annual report, during regular business hours if the shareholder gives at least five business days, prior written demand to the corporation. In addition, a shareholder of a Florida corporation is entitled to inspect and copy certain other books and records of the corporation during regular business hours if the shareholder gives at least five business days' prior written demand to the corporation and (1) the shareholder's demand is made in good faith and for a proper purpose, (2) the demand describes with particularity its purpose and the records to be inspected or copied and (3) the requested records are directly connected with such purpose. The FBCA also provides that a corporation may deny certain demand for inspection if such demand was made for an improper purpose or if the demanding shareholder has, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

Liquidation Rights

         The holders of the Company's Common Stock and the Florida Common Stock of Superior Florida have substantially the same rights on liquidation, dissolution or winding up.

                  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
                OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO
                          SUPERIOR UNIFORM GROUP, INC.


         In the event that Proposal No. 2 is not approved by the shareholders, and the Company, therefore, does not undergo the Reincorporation, then the Board of Directors proposes and recommends to the shareholders for their approval an amendment to the Company's present Certificate of Incorporation to change the name of the Company to Superior Uniform Group, Inc. If Proposal No. 2 is approved and the Reincorporation is undertaken, then this Proposal No. 3 will be moot as the Company will undergo a name change as a result of its merger into its wholly-owned Florida subsidiary, Superior Uniform Group, Inc.

         The name Superior Surgical Mfg. Co., Inc. dates back to the Company's founding in 1926 at which time the Company's business was 100% healthcare. Since that time, and especially since going public in 1968, the Company has, through a number of acquisitions, changed its direction. Because of the growth in the Company's product lines and expansion into the employee identification uniform business, the name Superior Surgical Mfg. Co., Inc. no longer describes the Company. Accordingly, the Board of Directors believes that the name Superior Uniform Group, Inc. will provide the Company with a corporate identity that is more appropriate to its current business.

         Under the New York Business Corporation Law, the change in the Company's name must be made by amendment to the Certificate of Incorporation and must be approved by the holders of a majority of the outstanding shares of Company's Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO SUPERIOR UNIFORM GROUP, INC.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Board of Directors has, subject to ratification by the Company's shareholders, appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the year ending December 31, 1998; said firm has served as the Company's auditors for more than 30 years. The appointment was made on the recommendation of the Audit Committee.

        The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions at the Annual Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

        Stockholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends a vote "FOR" such ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, to serve as the Company's auditors for the year 1998. If the shareholders do not ratify this appointment, the Audit Committee will consider recommending to the Board of Directors the appointment of other auditors.

                                 OTHER BUSINESS

        Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 1999 ANNUAL MEETING

        If a shareholder desires to present a proposal for action at the annual meeting of shareholders to be held in 1999, and such proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other federal laws as well as the laws of the State of New York, such proposal must be received by the Company by November 30, 1998, to be included in the Company's Proxy Statement and proxy for such 1999 meeting.

                             By Order of the Board of Directors


                             ERROL PEGLER
                             Assistant Secretary

Dated:  March 27, 1998

                                  Exhibit "A"

                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger (this "Plan of Merger") made as of the 6th day of February, 1998, by and between Superior Surgical Mfg. Co., Inc., a New York corporation ("Superior New York"), and Superior Uniform Group, Inc., a Florida corporation ("Superior Florida") (Superior New York and Superior Florida being sometimes collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, Superior New York has authorized capital stock consisting of fifty million (50,000,000) shares of common stock, par value $1.00 per share ("NY Common Stock"), of which one 7,977,652 shares are issued and outstanding and none of which are held as treasury shares, and three hundred thousand (300,000) shares of preferred stock, $1.00 per share, of which none are issued and outstanding; and

         WHEREAS, Superior Florida has authorized capital stock consisting of fifty million (50,000,000) shares of common stock, par value $.001 per share ("Florida Common Stock"), of which one hundred (100) shares are issued and outstanding, and three hundred thousand (300,000) shares of preferred stock, $.001 per share, of which none are issued and outstanding; and

         WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and to the advantage and welfare of their respective Constituent Corporations and shareholders that Superior New York merge with and into Superior Florida, with Superior Florida being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of
Section 907 of the Business Corporation Law of the State of New York (the "NYBCL") and Section 607.1104 of the Florida Business Corporation Act (the "FBCA");

         NOW, THEREFORE, in consideration of the mutual agreements, and subject to the consents and approvals, contained in this Plan of Merger, the Constituent Corporations hereby agree as follows:

1. MERGER. At the Effective Time, as hereinafter defined, Superior New York will be and it hereby is merged with and into Superior Florida (the "Merger"). This Plan of Merger constitutes a plan of merger pursuant to Section 907 of the NYBCL and Section 607.1104 of the FBCA, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

2.  EFFECTIVE TIME.    This Plan of Merger will become effective immediately
upon the later filing of this Agreement and Plan of Merger with the Secretary of State of New York in accordance with the NYBCL and the filing of the articles of merger with the Secretary of State of Florida (the "Articles of Merger"). Such date and time is herein referred to as the "Effective Time."

3.  SURVIVING CORPORATION.    At the Effective Time, the separate existence of
Superior New York will cease, and Superior Florida, as the surviving corporation of the Merger, will continue to exist under and be governed by the laws of the State of Florida. The name of the Surviving Corporation will be Superior Uniform Group, Inc.

4.  RIGHTS AND LIABILITIES OF SUPERIOR FLORIDA.    At and after the Effective
Time, as more fully set forth in Section 607.1106 of the FBCA and Section 907 of the NYBCL, the Surviving Corporation will succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed, of the Constituent Corporations; all debts due either of the Constituent Corporations will be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations will be the property of the Surviving Corporation; the title to any real property of either of the Constituent Corporations will not revert or be in any way impaired by reason of the Merger, but will be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

5.  ARTICLES OF INCORPORATION.    The articles of incorporation of Superior
Florida, as existing at the Effective Time, shall be the articles of incorporation of the Surviving Corporation until altered, amended or repealed as provided therein or as provided by law.

6.  BYLAWS.    The Bylaws of Superior Florida, as existing at the Effective
Time, will continue in force as the Bylaws of the Surviving Corporation until altered, amended or repealed as provided therein or as provided by law.

7.  DIRECTORS AND OFFICERS.    The directors and officers of Superior New York
immediately prior to the Merger will be the directors and officers of the Surviving Corporation, to hold office until their respective successors have been elected and shall qualify, or as otherwise provided in the Bylaws of the Surviving Corporation.

8.  RETIREMENT OF OUTSTANDING FLORIDA COMMON STOCK.    At the Effective Time,
each of the 100 shares of Florida Common Stock presently issued and outstanding shall be retired, and no shares of Florida Common Stock or other securities of Superior Florida shall be issued in respect thereof.

9.  CONVERSION OF OUTSTANDING NY COMMON STOCK.    At the Effective Time, each
outstanding share of NY Common Stock, and all rights in respect thereof, shall by operation of law and without further action on the part of the former holders, automatically be converted into and become the right to receive one
(1) share of Florida Common Stock, validly issued, fully paid and non-assessable, and each certificate representing shares of NY Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of Florida Common Stock as are set forth in the certificate. After the Effective Date, each holder of an outstanding certificate representing shares of NY Common Stock may, at such shareholder's option, surrender the same to Superior Florida's registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate evidencing the ownership of the same number of shares of Florida Common Stock as are represented by Superior New York's certificate surrendered to Superior Florida's registrar and transfer agent.

10.  STOCK OPTIONS, WARRANTS AND CONVERTIBLE DEBT.    At the Effective Time,
each stock option, stock warrant, convertible debt instrument and other right to subscribe for or purchase shares of NY Common Stock shall be converted into a stock option, stock warrant, convertible instrument or other right to subscribe for or purchase the same number of shares of Florida Common Stock and each certificate, agreement, note or other document representing such stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase shares of NY Common Stock shall for all purposes be deemed to evidence the ownership of a stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase shares of Florida Common Stock.

11.  CONDITIONS TO CONSUMMATION OF THE MERGER.    Consummation of the Merger is
subject to the satisfaction prior to the Effective Time of the following conditions: (a) this Plan of Merger shall have been adopted and approved by the affirmative vote of the holders of two-thirds of the shares of NY Common Stock outstanding on the record date fixed for determining the shareholders of Superior New York entitled to vote thereon; (b) Superior New York and Superior Florida shall have received all consents, orders and approvals and satisfaction of all other requirements prescribed by law that are necessary for the consummation of the Merger, and (c) the American Stock Exchange shall have authorized the listing, upon the filing of a Substitution Listing Application, of the shares of Florida Common Stock to be issued and delivered in connection with the Merger and such authorization shall be in full force and effect on such date.

12.  APPROVAL BY SHAREHOLDERS OF SUPERIOR FLORIDA.    Section 607.1104 of the
FBCA does not require approval of the Merger by the shareholder(s) of Superior Florida.


13.  TERMINATION.    This Plan of Merger may be terminated and the Merger
abandoned for any reason whatsoever, by mutual consent of the Boards of Directors of the Constituent Corporations, at any time prior to the Effective Time, notwithstanding adoption and approval of this Plan of Merger by the shareholders of the Constituent Corporations.


14. AMENDMENT. This Plan of Merger may be amended at any time prior to the Effective Time by mutual consent of the Boards of Directors of the Constituent Corporations; provided, however, that no such amendment shall adversely affect the rights of the shareholders of Superior New York or Superior Florida subsequent to the adoption and approval of this Plan of Merger by the shareholders of Superior New York or Superior Florida, as the case may be.


15.  INSPECTION OF PLAN OF MERGER.    Executed copies of this Plan of Merger
will be on file at the principal offices of Superior Florida at 10099 Seminole Boulevard, Seminole, FL 33772. A copy of the Plan of Merger shall be furnished by Superior Florida, on request and without cost, to any shareholder of either Superior New York or Superior Florida.

16.  REMEDIES.    Any rights and remedies belonging to Superior New York or
Superior Florida and arising in connection with the actions contemplated by this Plan of Merger shall be pursued solely against Superior New York or Superior Florida, and not against their respective officers, directors or employees. In the event that any officer, director or employee of Superior New York or Superior Florida becomes involved in any capacity in any action, proceeding or investigation in connection with the Merger or this Plan of Merger, Superior New York and/or Superior Florida shall advance to such person(s) all reasonable legal and other expenses incurred in connection therewith and shall also indemnify such person(s) against any losses, claims, damages or liabilities to which such person(s) may become subject in connection with the Merger or this Plan of Merger, except to the extent that such indemnification is prohibited by law.

         IN WITNESS WHEREOF, the foregoing Plan of Merger, which was duly adopted by the Board of Directors of each of the Constituent Corporations, has been executed by the chairman of the board and secretary of each of the Constituent Corporations on and as of the date first set forth above.


                                  SUPERIOR SURGICAL MFG. CO., INC.
                                  a New York Corporation



                                  By:  /s/ Gerald M. Benstock
                                     --------------------------------------
                                       Gerald M. Benstock,
                                       Chairman of the Board

Attest:  /s/ Errol Pegler
        ------------------------
         Errol Pegler,
         Assistant Secretary


                                  SUPERIOR UNIFORM GROUP, INC.,
                                  a Florida Corporation


                                  By:  /s/ Gerald M. Benstock
                                     ----------------------------------------
                                       Gerald M. Benstock,
                                       Chairman of the Board

Attest:  /s/ Errol Pegler
        -------------------------
         Errol Pegler,
         Assistant Secretary

                                 Exhibit "B"

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                       OF

                          SUPERIOR UNIFORM GROUP, INC.


         Superior Uniform Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Florida (the "Corporation"), does hereby certify:

         I.      The Corporation, pursuant to the provisions of Section
607.1007 of the Florida Business Corporation Act (the "Act"), hereby adopts these Amended and Restated Articles of Incorporation which accurately restate and integrate the original Articles of Incorporation filed on May 27, 1997 and all amendments thereto that are in effect to date as permitted by Section
607.1007 of the Florida Statutes.

         II. Each amendment made by these Amended and Restated Articles of Incorporation (the "Restated Articles") has been effected in conformity with the provisions of the Act, and the Restated Articles and each amendment thereto were duly approved and adopted by the Corporation by written consent of the Corporation's sole incorporator dated February 3, 1998.

         III. The original Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the Restated Articles, which are as follows:


                1. NAME. The name of the corporation is Superior Uniform Group, Inc. (the "Corporation").


                2.        CORPORATE ADDRESS AND REGISTERED OFFICE AND AGENT.
The principal office of the Corporation is located at 10099 Seminole Boulevard, Seminole, Florida, 33772-2539. The address of the Corporation's registered office in the State of Florida is 10099 Seminole Boulevard, Seminole, Florida, 33772-2539. The name of its registered agent at such address is Michael Benstock.


                3. PURPOSE. The nature of the business and the purpose for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may be organized under the Act.

                4. AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is fifty million, three hundred thousand (50,300,000) shares, consisting of (i) fifty million (50,000,000) shares of common stock, $.001 value per share (the "Common Stock"), and (ii) three hundred thousand (300,000) shares of preferred stock, $.001 value per share (the "Preferred Stock"). The designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

                          A.      PREFERRED STOCK.  Subject to the limitation
that, if the stated dividends and amounts payable on liquidation are not paid in full, all the preferred shares shall participate ratably in the payment of dividends including accumulations, if any, in accordance with the sum which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets, other than by way of dividends, in accordance with the sums which would be payable on distribution if all sums payable were discharged in full, the designations, relative rights, preferences and limitations of each series of the preferred shares shall be fixed from time to time by the Board of Directors of the Corporation. Without limiting the generality of the foregoing, the Board of Directors shall have the power (a) to fix the number of shares to be included in any series, (b) to fix the distinctive designation of any particular series, (c) to fix the dividend rate payable per annum in respect of any series and whether such dividend shall be cumulative or noncumulative, (d) to fix the amounts per share which any series shall be entitled to receive in case of the redemption thereof in case of the voluntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, (e) to fix the right, if any, of the holders of any series of preferred shares to convert the same into any other class of shares and the terms and conditions of such conversion, (f) to fix the terms of the sinking fund or purchase account, if any, to be provided for any series, and (g) to fix the voting rights, if any.

                          B.      COMMON STOCK.    Each common share shall be
entitled to one vote per share. The common stock shall be subject to such prior and superior rights of the holders of the preferred shares of each series as the Board of Directors may fix as hereinbefore provided.

                5. NAME AND MAILING ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator is James C. Rowe, 100 2nd Avenue South, Suite 400N, St. Petersburg, Florida 33701.

                6.        MISCELLANEOUS.

                          A.      SHAREHOLDERS' MEETINGS.   Unless otherwise
prescribed by law, special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board of Directors, by the President, or by the Board of Directors, and shall be called by the President or the Secretary at the request in writing of a majority of the Directors.

                          B.      BYLAWS.   Provided they are not inconsistent
with the law or this Certificate of Incorporation, the Bylaws of the Corporation may contain provisions relating to the business of the Corporation, transfer of its shares, declaration and payment of dividends, nomination of directors, meetings of shareholders and directors and any other matters relating to the business and affairs of the Corporation. The Board of Directors from time to time, may adopt, amend, repeal or supplement the Bylaws; provided, nevertheless, that the shareholders may, at a meeting, amend or repeal any Bylaw so adopted by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereon; and provided further that the Board of Directors shall take no action in conflict with any Bylaw so adopted by the shareholders.

                          C.      PREEMPTIVE RIGHTS.   No holder of shares of
the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold, or offered for sale by the Corporation.

                                                                        APPENDIX


                      SUPERIOR SURGICAL MFG. CO., INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints GERALD M. BENSTOCK, SAUL SCHECHTER and ALAN D. SCHWARTZ, or any one of them, as proxies with full power of substitution, to represent and to vote the shares of the undersigned at the Annual Meeting of Shareholders to be held at 10 AM (local time) on Friday, May 8, 1998, at the offices of the Company, 10099 Seminole Blvd., Seminole, Florida, and at any adjournment or postponement thereof, as instructed on the reverse side.

                      (Continued on the reverse side.)

    The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4.

                                                                WITHHOLD
                                                FOR              FOR ALL

PROPOSAL 1.
To elect seven Directors as set forth in the Proxy Statement: Gerald M. Benstock, Alan D.
Schwartz, Michael Benstock, Saul Schechter,
Peter Benstock, Manuel Gaetan and Sidney Kirschner.

Instructions: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.

-----------------------------

-----------------------------

-----------------------------
--------------------------------------------------------------------------------
                                                    FOR      AGAINST    ABSTAIN
PROPOSAL 2. To approve the reincorporation of the Company through a merger of the Company into its wholly-owned subsidiary, Superior Uniform Group, Inc., a Florida corporation for the purpose of changing the state of incorporation of the Company from New York to Florida.

--------------------------------------------------------------------------------
                                                    FOR      AGAINST    ABSTAIN
PROPOSAL 3. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to "Superior Uniform
Group, Inc." in the event Proposal 2 is not adopted by the shareholders.

--------------------------------------------------------------------------------
                                                    FOR      AGAINST    ABSTAIN
PROPOSAL 4.  To ratify the appointment of Deloitte
& Touche LLP as the Company's independent auditors for the year 1998.

--------------------------------------------------------------------------------
OTHER BUSINESS. The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please check this box if you plan to attend the Annual Meeting of Shareholders:
                                                                          [ ]

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If not otherwise specified, this proxy will be voted FOR Proposal 1, 2, 3 and 4.


--------------------------------
         Signature(s)

Note: Please sign your name exactly as it appears at left. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

Please sign, date and return this proxy promptly in the enclosed business reply envelope.

Date:
      -------------------